EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                                RADIOSOFT, INC.

    The undersigned incorporator, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                  Article I.

                                     NAME
                                     ----
    The name of the corporation shall be RadioSoft, Inc.

                                  Article II.

                                   PURPOSES
                                   --------

    The corporation shall have general business purposes and shall have authority to engage in and do any act necessary or incidental to the conduct of any business for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 Article III.

                              PERIOD OF DURATION
                              ------------------

    The corporation shall have perpetual existence.

                                  Article IV.

                               REGISTERED OFFICE
                               -----------------

    The address of the registered office of the corporation in the State of Delaware is

Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                  Article V.

                                 INCORPORATOR
                                 ------------

    The name and mailing address of the incorporator, who is a natural person of full age, is Scott R. Bocklund, 438 Gateway Boulevard, Burnsville, Minnesota 55337-2564.
                                  Article VI.

                                    CAPITAL
                                    -------

    The aggregate number of shares that the corporation shall have authority to issue is One Million (1,000,000) such shares being common voting shares designated as "Common Stock" with a par value of one cent ($.01) per share.

                                  Article VII.

                          DENIAL OF CUMULATIVE VOTING
                          ---------------------------

    Voting by stockholders for election of directors shall not be cumulative.

                                 Article VIII.

                          DENIAL OF PRE-EMPTIVE RIGHTS
                          ----------------------------

    The stockholders of the corporation shall have no pre-emptive right to acquire unissued securities or rights to purchase securities of the corporation, whether now or hereafter authorized.

                                  Article IX.

                           INITIAL BOARD OF DIRECTORS
                           --------------------------

    The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until their successor(s) is elected and qualified is as follows:

     William Weksel                             438 Gateway Boulevard
     Burnsville, MN 55337-2564

     Robert H. Davies                             438 Gateway Boulevard
     Burnsville, MN 55337-2564

                                   Article X.
                               DIRECTOR LIABILITY
                               ------------------

    No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware;
(iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date this Article X becomes effective. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

                                Article XI.
                             ELECTION OF DIRECTORS
                             ---------------------

                                Election of directors need not be by written
ballot unless the By-Laws of the corporation require otherwise.

                                   Article XII.
                 AMENDMENT OR REPEAL OF CERTIFICATE OF INCORPORATION
                 ---------------------------------------------------

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 Article XIII.
                   ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS
                   ----------------------------------------

                                The power to adopt, amend or repeal the By-Laws
of the corporation is conferred upon the Board of Directors.

                                 Article XIV.
                         BINDING EFFECT OF JUDICIALLY
                         ----------------------------
                       SANCTIONED COMPROMISE OR ARRANGEMENT
                       ------------------------------------

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under(S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under (S) 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

The above-named incorporator has executed this Certificate of Incorporation as of March 11, 1994.

                                INCORPORATOR:

                                  /s/
                                  -------------------------------
                                  Scott R. Bocklund
                                  Sole Incorporator
                                  438 Gateway Boulevard
                                  Burnsville, MN 55337-2564

Subscribed and sworn to
before me this 11th
day of March, 1994.

____________________________________
Notary Public

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               LOGISTICARE, INC.


I, Michael E. Weksel, hereby certify that:

1. I am a Vice President of LogistiCare, Inc., a Delaware corporation formerly known as Automated Dispatch Solutions, Inc. (the "Corporation").

2. Article VI. of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

     "The aggregate number of shares which the corporation shall be entitled to issue is One Million Five Hundred Thousand (1,500,000) shares of Common Stock, par value $.0l per share, and One Hundred Thousand (100,000) shares of Preferred Stock, par value $.0l per share."

3. The foregoing amendment of the Corporation's Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law").

4. The foregoing amendment of the Corporation's Certificate of Incorporation has been duly approved by Unanimous Consent of the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law.

5. I further declare and acknowledge, under penalty of perjury under the laws of the State of Delaware, that this instrument is my act and deed and that the facts herein are true of my own knowledge.

Date:     March 19, 1997

                              ________________________________________
                              Michael E. Weksel, Vice President



                              ATTEST:

                              ________________________________________
                              William Weksel, Assistant Secretary

    STATE OF DELAWARE
  SECRETARY OF STATE
 DIVISION OF CORPORATIONS
  FILED 09:00 AM 10/14/1997
    971345973 -2387136



                               STATE of DELAWARE
                          CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION


AUTOMATED DISPATCH SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

  .FIRST: That at a meeting of the Board of Directors of Automated Dispatch Solutions, Inc. was held on October 1, 1997, at which time resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE I." so that, as amended, said Article shall be and read as follows:

  "The name of the corporation shall be LOGISTICARE, INC."

  .SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  .THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  .FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

  .IN WITNESS WHEREOF, said corporation, Automated Dispatch Solutions, Inc., has caused this certificate to be signed by John L. Shermyen, an Authorized Officer, this 4/th/ day of October, A.D. 1997.


                                         BY:/s/
                                            -------------------------------
                                                   Authorized Officer
                                         TITLE OF OFFICER: President

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

                                RadioSoft, Inc.
--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of RadioSoft, Inc. was held
                                                      --------------------------
August 1, 1996 and
--------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Article I " so that, as amended, said
                                          -----------
Article shall be and read as follows:
The name of the corporation shall be Automated Dispatch Solutions, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


IN WITNESS WHEREOF, said
                         -------------------------------------------------------
has caused this certificate to be signed by
              Michael E. Weksel                         , an Authorized Officer,
--------------------------------------------------------
this    13th     day of      September      , 19 96  .
     -----------        --------------------    -----


                                        BY: /s/ Michael E. Weksel
                                            ------------------------------------
                          TITLE OF OFFICER: Vice President & CFO
                                            ------------------------------------

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM ??/??/1998
   941122070 - 2347236


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               LOGISTICARE, INC.


I, Michael E. Weksel, hereby certify that:

1. I am a Vice President of LogistiCare, Inc., a Delaware corporation (the "Corporation").

2. Article VI. of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

        "The aggregate number of shares which the corporation shall be entitled to issue is Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, par value $.01 per share, and One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share."

3. The foregoing amendment of the Corporation's Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law").

4. The foregoing amendment of the Corporation's Certificate of Incorporation has been duly approved by the Written Consent of the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law.

5. I further declare and acknowledge, under penalty of perjury under the laws of the State of Delaware, that this instrument is my act and deed and that the facts herein are true of my own knowledge.

Date:  March 15, 1998

                                        /s/ Michael E. Weksel
                                        ----------------------------------------
                                        Michael E. Weksel, Vice President

                                        ATTEST:

                                        /s/ [ILLEGIBLE SIGNATURE]
                                        ----------------------------------------